UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

AZURRX BIOPHARMA, INC.

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York		11226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement

On April 11, 2017, AzurRx BioPharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company issued to LPC a 12% Senior Secured Original Issue Discount Convertible Debenture in the principal amount of $1.0 million with an original issue discount of $120,000.00 (the “Debenture”).    The principal and original issue discount of $1.12 million due under the terms of the Debenture are due on the earlier to occur of (i) November 10, 2017 or (ii) on the fifth business day following the receipt by the Company or its wholly-owned subsidiary, AzurRx BioPharma SAS (“ABS”), of certain tax credits that the Company is expected to receive prior to November 10, 2017 (the “Tax Credit”) (the “Maturity Date”). The Company has the option to extend the Maturity Date to July 11, 2018, conditioned on the receipt of the Tax Credit by the Company or ABS prior to November 10, 2017 (“Extension Option”).

The principal amount of the Debenture is convertible into shares of the Company’s common stock, $0.0001 par value (“Common Stock”), at LPC’s option, at a conversion price equal to the lower of (i) $3.9133 or (ii) the average closing price of the Company’s Common Stock for the ten consecutive trading days after April 11, 2017 (“Conversion Price”). Provided certain conditions are satisfied, the Company may, at its option, force conversion of the Debentures for an amount equal to 100% of the principal amount of the Debenture.

In connection with the issuance of the Debenture, the Company issued to LPC a warrant giving LPC the right to purchase 162,552.679 shares of the Company’s Common Stock at an exercise price of $4.3046 per share, subject to adjustment in the event the Conversion Price is adjusted below $3.9133 as set forth above (“Warrant”). In the event the Company exercises its Extension Option, the Company is obligated to issue an additional Warrant to LPC to purchase 162,552.679 shares of the Company’s Common Stock; provided that the exercise price of such additional Warrant shall be equal to 110% of the average closing price of the Company’s Common Stock for the ten consecutive trading days prior to the date of issuance. The Warrants will terminate five years after the date of issuance.

Within 45 days following April 11, 2017, the Company is obligated to deliver to LPC a guarantee by ABS of the Company’s obligations under the Debenture, as well as a security agreement providing LPC with a secured interest in the Tax Credit.

The Company also entered into a Registration Rights Agreement granting LPC certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Debenture, and upon exercise of the Warrants.

The issuance of the Debenture and the Warrant was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and/or Regulation 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

The foregoing description of the Purchase Agreement, Debenture, Warrant and Registration Rights Agreement are summaries, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02
Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01
Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.
Date: April 12, 2017
	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 11, 2017
10.2	12% Senior Secured Original Issue Discount Convertible Debenture
10.3	Warrant, dated April 11, 2017
10.4	Registration Statement, dated April 11, 2017